UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(833) 336-7636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CELZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2021, Creative Medical Technology Holdings, Inc. (the “Company”) sold an aggregate of 3,875,000 shares of the Company’s common stock (“Common Stock”), and accompanying warrants to purchase 3,875,000 shares of Common Stock at an exercise price of $4.13 per share (“Warrants”), at a combined public offering price to the public of $4.13 per share of Common Stock and related Warrant (the “Offering”), pursuant to an Underwriting Agreement, dated as of December 3, 2021 (the “Underwriting Agreement”), by and between the Company and Roth Capital Partners, LLC (the “Underwriter” or “Roth”), as sole underwriter. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to 581,250 additional shares of Common Stock, and/or 581,250 additional Warrants, to cover over-allotments in connection with the Offering.

The Common Stock and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-259834), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 28, 2021, as amended, which became effective on December 2, 2021.

The Company received gross proceeds of $16,003,750, before deducting underwriting discounts and commissions of seven percent (7%) of the gross proceeds and estimated Offering expenses, and intends to use the net proceeds from the Offering to (i) redeem the Company’s 15% Original Issue Discount Senior Notes due February 11, 2022, in the aggregate outstanding amount of $5,146,176, (ii) repurchase the Company’s Series A Preferred Stock from the Company’s Chief Executive Officer for an aggregate purchase price of approximately $195,000, (iii) hire marketing and sales personnel to support sales of the Company’s CaverStem® and FemCelz® products, (iv) proceed with a clinical study of 100 patients intended to support the safety and efficacy of the Company’s StemSpine® Regenerative Stem Cell Procedure for Treatment of Degenerative Disc Disease, (v) conduct a Phase I clinical trial for the treatment of stroke utilizing the Company’s ImmCelzTM technology, (vi) continue to develop other products and therapies, and (vii) fund working capital and general corporate purposes using any remaining amounts.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain existing stockholders and the Company’s directors and executive officers entered into “lock-up” agreements with the Underwriter that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 180 days following December 7, 2021. The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 180 days following the closing date, other than certain exempt issuances.

A copy of the Underwriting Agreement has been filed as Exhibit 1.1 to this report, and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Underwriter warrants (the “Underwriter’s Warrants”) to purchase up to a total of 348,750 shares of Common Stock (4.5% of the securities sold in the Offering). The Underwriter’s Warrants are immediately exercisable at $5.1625 per share of Common Stock and have a term of five years from the commencement of sales. The Underwriter’s Warrants are subject to a lock-up for 180 days from the commencement of sales in the Offering in accordance with FINRA Rule 5110(e). A copy of the form of the Underwriter’s Warrant has been filed as Exhibit 4.1 to this report, and is incorporated herein by reference.

2

The total expenses of the offering are estimated to be approximately $1,500,000, which includes Roth’s expenses relating to the offering.

On December 7, 2021, the Company also entered into a Warrant Agency Agreement with vStock Transfer LLC (“Warrant Agency Agreement”), pursuant to which vStock Transfer LLC agreed to act as warrant agent with respect to the Warrants. A copy of the Warrant Agency Agreement has been filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering may be obtained from Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, Attn: Prospectus Department, telephone: 800-678-9147, or email at rothecm@roth.com, or from the above-mentioned SEC website.

The foregoing summary of the terms of the Underwriting Agreement, Warrant Agency Agreement (including the Warrant) and the Underwriter’s Warrant are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement, Warrant Agency Agreements (including the Warrants) and the Representative’s Warrant that are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Offering, the Company’s Common Stock began trading on The NASDAQ Capital Market on December 3, 2021 under the symbol “CELZ”. The Common Stock was previously quoted on the Pink Market maintained by OTC Markets Group under the symbol “CELZ.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Offering, effective December 2, 2021, Drs. Thomas Ichim and Amit Patel resigned as directors of the Company; and Michael H. Finger, Susan Snow and Bruce S. Urdang were appointed to serve as directors of the Company. Each of Michael H. Finger, Susan Snow and Bruce S. Urdang will serve on Company’s audit committee, corporate governance and nominating committee and compensation committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated December 3, 2021, by and between Creative Medical Technology Holdings, Inc. and Roth Capital Partners, LLC

4.1	Underwriter’s Warrant

10.1	Warrant Agency Agreement

99.1	Press release dated December 3, 2021

3

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: December 7, 2021	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

4